                                                                   Exhibit 10.24

                                                               December 31, 2001

Mr. Thomas E. Smart
GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, MD  20878

SUBJECT: LETTER CONTRACT NO. 21XS073A FOR THE PRODUCTION OF ADENOVIRAL VECTOR-BASED HIV VACCINE CANDIDATES CONSISTENT WITH FDA
          REQUIREMENTS SUITABLE FOR SUBSEQUENT PHASE III CLINICAL TRIALS

Dear Mr. Smart:

This Letter Contract No. 21XS073A entered into between SAIC-Frederick, Inc. and Genvec, Inc., hereinafter referred to as the "Contractor," is to provide for the initiation of work related to the production of adenoviral vector based HIV vaccine candidates consistent with FDA requirements suitable for subsequent Phase III clinical trials in accordance with the enclosed Sections B - J, incorporated herein. As such, the following clauses and provisions are hereby incorporated and made part of this letter contract.

1)      52.216-23  EXECUTION AND COMMENCEMENT OF WORK (APR 1984)

        The Contractor shall indicate acceptance of this letter contract by signing three copies of the contract and returning them to the Contracting Officer not later than December 31, 2001. Upon acceptance by both parties, the Contractor shall proceed with performance of the work, including purchase of necessary materials.

2)      52.216-24  LIMITATION OF GOVERNMENT LIABILITY (APR 1984)

        (a) In performing this contract, the Contractor is not authorized to make expenditures or incur obligations exceeding $*.

        (b) The maximum amount for which the Government shall be liable if this contract is terminated is $*.

(*)=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY A "*".

3)      CONTRACT DEFINITIZATION

        (a) NEGOTIATION OF DEFINITIVE CONTRACT. The parties contemplate that this letter contract will be superseded on or before January 28, 2002 by a definitized contract consisting of the terms and conditions set forth in Sections B through J attached hereto, except for the "TBD" figures set forth in Articles B.3 (relating to estimated costs of contract performance) and F.2 (relating to the required level of effort), and the definitized actual dollar amounts to be supplied in Article B.4 (relating to fee). Based upon GenVec's updated cost proposal and supporting data submitted on December 28, 2001, the parties agree to continue to diligently negotiate the estimated costs of contract performance and the corresponding level of effort. Upon definitization of the estimated costs of contract performance, the parties shall convert the agreed-upon fixed base fee percentages and fixed incentive fee percentages set forth in Article B.4 of this letter contract to actual dollar amounts and definitize Article B.4 at those amounts. As part of definitization, the parties shall also agree on: (i) a definition of "critical Milestone I activities" as used in Article B.4; and (ii) authorized travel costs as used in Article B.5.

        (b) SCHEDULE FOR DEFINITIZATION. The parties are currently negotiating the estimated costs of contract performance and required level of effort. The target date for definitization of the contract is January 28, 2002.

        (c) TERMINATION OF LETTER CONTRACT. This letter contract shall terminate upon (i) the execution of a definitized contract; or
                (ii) unless sooner extended by mutual agreement of the parties, at 5:00 p.m. EST on January 28, 2002, whichever occurs first. In the event of termination under the foregoing alternative (ii), the termination shall be deemed to be a termination for convenience pursuant to the termination clause of this letter contract, FAR 52.249-6, Termination (Cost-Reimbursement).

4)      PAYMENTS OF ALLOWABLE COSTS BEFORE DEFINITIZATION

        (a) REIMBURSEMENT RATE. Pending the placing of the definitive contract referred to in this letter contract, the Government will promptly reimburse the Contractor for all allowable costs under this contract at the following rates:

                - Direct Costs: * percent of all allowable, and if applicable, approved costs
                - Other Direct Costs: * percent of all allowable, and if applicable, approved costs
                -   Indirect Rates as follows:
                    -  Fringe Benefits (FB): *% of Direct Labor Costs (DLC)
                    -  Overhead (OH): *% of the sum of DLC and FB
                    -  G&A: *% of the sum of DLC, FB, and OH

        (b) LIMITATION OF REIMBURSEMENT. To determine the amounts payable to the Contractor under this letter contract, the Contracting Officer shall determine allowable costs in accordance with the applicable cost principles in Part 31 of the Federal Acquisition

                Regulation (FAR). The total reimbursement made under this paragraph shall not exceed * percent of the maximum amount of the Government's liability, as stated in Section 2.B of this contract.

        (c) INVOICING. Payments shall be made promptly to the Contractor when requested as work progresses, but (except for small business concerns) not more often than every 2 weeks, in amounts approved by the Contracting Officer. The Contractor shall submit to an authorized representative of the Contracting Officer, in such form an invoice or voucher supported by a statement of the claimed allowable cost incurred by the Contractor in the performance of this contract in accordance with Attachment 2 entitled, "INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING INSTRUCTIONS FOR NIH COST-REIMBURSEMENT CONTRACTS, NIH(RC)-4."

        (d) ALLOWABLE COSTS. For the purpose of determining allowable costs, the term "costs" includes--(1) Those recorded costs that result, at the time of the request for reimbursement, from payment by cash, check, or other form of actual payment for items or services purchased directly for the contract; (2) When the Contractor is not delinquent in payment of costs of contract performance in the ordinary course of business, costs incurred, but not necessarily paid, for- (i) Supplies and services purchased directly for the contract, provided payments will be made-- (A) In accordance with the terms and conditions of a subcontract or invoice; and (B) Ordinarily prior to the submission of the Contractor's next payment request to the Government; (ii) Material issued from the Contractor's stores inventory and placed in the production process for use on the contract; (iii) Direct labor; (iv) Direct travel; (v) Other direct in-house costs; and (vi) Properly allocable and allowable indirect costs as shown on the records maintained by the Contractor for purposes of obtaining reimbursement under Government contracts; and (3) The amount of financing payments that the Contractor has paid by cash, check, or other forms of payment to subcontractors.

        (e) SMALL BUSINESS CONCERNS. A small business concern may receive more frequent payments than every 2 weeks.

        (f) AUDIT. At any time before final payment, the Contracting Officer may have the Contractor's invoices or vouchers and statements of costs audited. Any payment may be - (1) Reduced by any amounts found by the Contracting Officer not to constitute allowable costs; or (2) Adjusted for overpayments made on preceding invoices or vouchers.

Upon your acceptance below, this letter constitutes a contract and signifies mutual agreement.

                                 Sincerely,

                                 SAIC Frederick


                                 Dennis J. Dougherty
                                 Manager, Research Contracts

DJD:JBL
--------------------------------------------------------------------------------

                                  Date:
                                              -------------------
Accepted:
                  ------------------------------------------------

By:
                  ------------------------------------------------
                  (Signature)

Title:
                  ------------------------------------------------

CONTRACT NO.
21XS073A
                               SPECIAL PROVISIONS

                           TABLE OF CONTRACT CONTENTS

NOTICE...................................................................................................7
PART I...................................................................................................8
   SECTION B - SUPPLIES OR SERVICES AND COST PROVISIONS..................................................8
         ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES..........................................8
         ARTICLE B.2. TYPE OF CONTRACT...................................................................8
         ARTICLE B.3. CONTRACT PRICE/COST................................................................8
         ARTICLE B.4. FEE................................................................................9
         ARTICLE B.5. PROVISIONS APPLICABLE TO DIRECT COSTS.............................................10
         ARTICLE B.6. LIMITATION OF COST................................................................10
         ARTICLE B.7. AVAILABILITY OF FUNDS.............................................................11
   SECTION C - DESCRIPTION/SPECIFICATION/STATEMENT OF WORK..............................................12
         ARTICLE C.1. BACKGROUND........................................................................12
         ARTICLE C.2. STATEMENT OF WORK (SOW)...........................................................12
         ARTICLE C.3. DELIVERABLES......................................................................22
         ARTICLE C.4. ITEMS TO BE FURNISHED TO THE CONTRACTOR...........................................25
   SECTION D - PACKAGING AND SHIPMENT...................................................................26
         ARTICLE D.1. PACKAGING AND SHIPMENT............................................................26
   SECTION E - INSPECTION AND ACCEPTANCE................................................................27
         ARTICLE E.1. INSPECTION AND ACCEPTANCE.........................................................27
         ARTICLE E.2. cGMP INSPECTION REQUIREMENTS......................................................27
   SECTION F - DELIVERIES OR PERFORMANCE................................................................28
         ARTICLE F.1. PERIOD OF PERFORMANCE.............................................................28
         ARTICLE F.2. LEVEL OF EFFORT...................................................................29
         ARTICLE F.3. WORKING FILES.....................................................................29
   SECTION G - CONTRACT ADMINISTRATION DATA.............................................................30
         ARTICLE G.1. CONTRACT REPRESENTATIVES..........................................................30
         ARTICLE G.2. KEY PERSONNEL.....................................................................31
         ARTICLE G.3. INVOICE SUBMISSION................................................................31
         ARTICLE G.4. INDIRECT COST RATES...............................................................32
         ARTICLE G.5. GOVERNMENT PROPERTY...............................................................32
         ARTICLE G.6. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE...................................33
   SECTION H - SPECIAL CONTRACT REQUIREMENTS............................................................34
         ARTICLE H.1. REFERENCES TO THE DEPARTMENT OF HEALTH AND HUMAN SERVICES PROJECTS................34
         ARTICLE H.2. SAFETY AND BIOSAFETY STANDARDS....................................................34
         ARTICLE H.3. HUMAN SUBJECTS....................................................................34
         ARTICLE H.4. HUMAN MATERIALS...................................................................34
         ARTICLE H.5. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH.................................34
         ARTICLE H.6. NEEDLE EXCHANGE...................................................................35

         ARTICLE H.7. ANIMAL WELFARE ASSURANCE..........................................................35
         ARTICLE H.8. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS...................................35
         ARTICLE H.9. PUBLICATIONS AND PUBLICITY........................................................36
         ARTICLE H.10.SALARY RATE LIMITATION LEGISLATION PROVISIONS.....................................36
         ARTICLE H.11.PRESS RELEASES....................................................................36
         ARTICLE H.12.REPORTING MATTERS INVOLVING FRAUD, WASTE, AND ABUSE...............................37
         ARTICLE H.13.EPA ENERGY STAR REQUIREMENTS......................................................37
         ARTICLE H.14.cGMP COMPLIANCE REQUIREMENTS......................................................37
         ARTICLE H.15 BUY AMERICAN ACT - BALANCE OF PAYMENTS PROGRAM CERTIFICATE........................38
         ARTICLE H.16.APPLICATION FOR INDEMNIFICATION PURSUANT TO PUBLIC LAW 85-804.....................38
         ARTICLE H.17.REQUIREMENT TO PROCURE AND MAINTAIN INSURANCE PURSUANT TO HHSAR 352.228-7,
           INSURANCE - LIABILITY TO THIRD PERSONS (DEC 1991)............................................39
         ARTICLE H.18.INTELLECTUAL PROPERTY AND DATA RIGHTS.............................................39
         ARTICLE H.19.HOLD HARMLESS AND INDEMNITY.......................................................40
         ARTICLE H.20.EXCLUSIVE REMEDY FOR DEFAULT......................................................41
PART II.................................................................................................42
   SECTION I - CONTRACT CLAUSES.........................................................................42
         ARTICLE I.1. FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEB 1998)........................42
         ARTICLE I.2. ADDITIONAL CLAUSES................................................................43
PART III................................................................................................46
   SECTION J  LIST OF DOCUMENTS, EXHIBIT AND OTHER ATTACHMENTS..........................................46
         ARTICLE J.1. ATTACHMENTS.......................................................................46
TERMS AND CONDITIONS....................................................................................47

                                     NOTICE

Although SAIC Frederick, Inc., the issuer of this Solicitation, is a commercial organization, it has in the interest of economy, used Government contract clauses, provisions, and forms throughout this subcontract. Except as otherwise stated, the following definitions apply throughout this subcontract:

         - The terms "Contracting Officer" and "Government" mean "Contractor" (SAIC Frederick, Inc.) provided; however, the terms "Government" and "Contracting Officer" shall retain their original meaning in the herein FAR clauses relating to audit of books and records and the inspection of research and development and articles related to intellectual property and data.
         - The term "Contractor" means "Subcontractor" (GenVec, Inc.) and the term "Contract" means "Subcontract".

These above conditions also apply to the usage of these words as they appear through the SPECIAL PROVISIONS and all other terms and conditions applicable to this Solicitation.

                                     PART I
              SECTION B - SUPPLIES OR SERVICES AND COST PROVISIONS

ARTICLE B.1.  BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

Independently, and not as an agent of SAIC Frederick/NCI, the Contractor shall use its best efforts, within the level of effort specified in this Contract for the base period and each option period that may be exercised, to furnish services, qualified personnel, materials, equipment, and facilities (other than materials, equipment and facilities to be provided by SAIC Frederick/NCI under the terms of this Contract) as needed to perform the work specified in the Statement of Work (SOW) set forth in Section C below. In particular, the Contractor shall use its best efforts to produce adenoviral vectors (Adenovectors) containing HIV-1 genes supplied by the NIH for the use in HIV vaccine clinical trials. The Contractor shall also use its best efforts to provide a packaging cell line appropriate for adenovectors that are designed to exclude the possibility of producing replication competent adenovirus (RCA). The Contractor shall also use its best efforts to produce cell banks of the packaging cell line and viral constructs; manufacture lots to support toxicology testing; and produce lots for Phase I clinical manufacturing under current Good Manufacturing Practices (cGMPs). The packaging cell line and the viral vectors used must be compliant with cGMPs and regulatory guidance and suitable for proceeding to Phase II-III trials, as well as ultimate product manufacture licensure. Finally, the Contractor shall also use its best efforts to develop production methods amenable to large-scale cGMP production and to provide any other supplies or services specified in the SOW. It is understood by both parties that the HIV-1 genes supplied have not been fully evaluated for their suitability for insertion into Adenovectors, and if they can be inserted, that the resulting adenovectors can be produced in a manner and scale suitable for clinical testing. The Contractor will provide best efforts to manufacture these vectors and will notify the Government at such time that it deems the project can not yield the deliverables identified in Section C and will schedule a meeting with the Project Officer and Contracting Officer to explain why the project can not yield the required deliverables.

ARTICLE B.2.  TYPE OF CONTRACT

A. The contract shall be a Cost Plus Fixed Fee (CPFF), Level of Effort (LOE) contract.

ARTICLE B.3.  CONTRACT PRICE/COST

A.   To be determined in accordance with Paragraph 3., "Contract
     Definitization," of Letter Contract 21XS073A.
B. The total cost of this Contract, including the base period and two option years, is $ [TBD].
C. The total costs applicable to the base period and each option period is as follows:

     Period           Period Covered                              Total Cost
     --------------   -----------------                          ------------
     Base Period      12 months from date of contract award       $    [TBD]
                                                                  ----------
     Option Year 1    Subsequent 12 months                        $    [TBD]
                                                                  ----------
     Option Year 2    Subsequent 12 months                        $    [TBD]
                                                                  ----------

ARTICLE B.4.  FEE

A.   To be determined in accordance with Paragraph 3, "Contract
     Definitization," of Letter Contract 21XS073A. The stated percentages shall be converted upon definitization to absolute dollar amounts based on the estimated costs for Milestones I, II, and III.

B.   FIXED FEE.

     (1) For work pertaining to the milestones listed below, the Government shall pay the Contractor a fixed fee as follows:

              Milestone                 Fee
              ------------------        ----------------
                   I                    $    [*% OF MILESTONE I COSTS]
                                         -----------------------------
                  II                    $    [*% OF MILESTONE II COSTS]
                                         ------------------------------
                 III                    $    [*% OF MILESTONE III COSTS]
                                         -------------------------------

     (2) The Contractor earns and may invoice for, and the Government shall pay, the base fee for each period on a pro rata basis throughout that period.

C.   Incentive Fee.

     (1) In addition to the base fee, the Government shall pay the Contractor an incentive fee for early completion of critical Milestone I activities, which shall be defined during contract definitization. The amount of incentive fee shall be determined based upon the actual date of successful completion, as follows:

              Completion Date                    Incentive Fee
              ------------------                 ------------------
              Contract Award + *                 $    [*% OF MILESTONE I COSTS]
                                                 ------------------------------
              Contract Award + *                 $    [*% OF MILESTONE I COSTS]
                                                  -----------------------------
              Contract Award + *                 $    [*% OF MILESTONE I COSTS]
                                                  -----------------------------
              Contract Award + *                 $    [*% OF MILESTONE I COSTS]
                                                  -----------------------------

     (2) The Contractor may invoice for, and the Government shall pay, the appropriate specified incentive fee consistent with Paragraph C.1. at any time following successful completion of the critical Milestone I activities within one of the designated time periods.

     (3)      The Government is not obligated to *.

ARTICLE B.5.  PROVISIONS APPLICABLE TO DIRECT COSTS

A.   Items Unallowable Unless Otherwise Provided

Notwithstanding the clause(s), ALLOWABLE COST AND PAYMENT, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

     (1)  Acquisition, by purchase or lease, of any interest in real property;
     (2)  Special rearrangement or alteration of facilities;
     (3) Purchase or lease of any item of general purpose, office furniture, or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);
     (4) Travel to attend general scientific meetings whether at domestic or foreign locations;
     (5)  Consultant expenses;
     (6)  Subcontracts.

B.   Travel Costs

     (1)  Domestic Travel

          (a) Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this Contract shall not exceed $ TBD without prior written approval of the Contracting Officer.

          (b) The Contractor shall invoice and be reimbursed for all travel costs in accordance with FAR Subpart 31.205-46.

ARTICLE B.6.  LIMITATION OF COST

This Contract incorporates the Federal Acquisition Regulation Clause 52.232-20, "Limitation of Cost (Apr 1984)" by reference, with the same force and effect as if it were given in full text. The full text of this clause is available at http://www.arnet.gov/far. Upon request, the Contracting Officer will make the full text available.

ARTICLE B.7.  AVAILABILITY OF FUNDS

52.232-19     Availability of Funds for the Next Fiscal Year       (April 1984)

Funds are not presently available for performance under this contract beyond twelve months after contract award. The Government's obligation for performance of this contract beyond that date is contingent upon the availability of appropriated funds from which payment for contract purposes can be made. No legal liability on the part of the Government for any payment may arise for performance under this contract beyond twelve months after contract award until funds are made available to the Contracting Officer for performance and until the Contractor receives notice of availability, to be confirmed in writing by the Contracting Officer.

             SECTION C - DESCRIPTION/SPECIFICATION/STATEMENT OF WORK

ARTICLE C.1.  BACKGROUND

There are four main pieces of work:

1.   PROVISION OF A PACKAGING CELL LINE FOR ADENOVIRAL VECTORS
2.   ADENOVIRAL VECTOR CONSTRUCTION
3.   cGMP PRODUCTION AND TESTING OF THESE MATERIALS
4.   DEVELOPMENT OF SCALABLE MANUFACTURING PROCESSES AND TESTING METHODS

These four main pieces of work are expanded in the Statement of Work (SOW) below into three detailed Milestones, which together constitute the entire requirement. The three Milestones, each representing the critical phases, are listed in the approximate chronological order in which they are to be initiated.

ARTICLE C.2.  STATEMENT OF WORK (SOW)

MILESTONE NUMBER 1 - PRODUCTION OF SIX (6) ADENOVIRAL VECTORS FOR PRE-CLINICAL TOXICOLOGY TESTING AND CLINICAL SEED STOCK ESTABLISHMENT

A.       1.       Produce Specific Vaccine Products as Directed by the COTR

                  Produce, scale-up, characterize and formulate specific vaccine products as directed by the COTR. Develop and produce SIX LOTS OF AT LEAST 1 x 10(13) PARTICLES OF ADENOVIRAL VECTORS CONTAINING SIX SEPARATE HIV-1 GENES IN A SUITABLE PACKAGING CELL LINE WITH APPROPRIATE PURITY FOR PRE-CLINICAL TOXICOLOGY TESTING. These lots will be used in the support of production of material suitable for Phase I clinical testing. SAIC Frederick will maintain Quality oversight and conduct audits of all operations associated with this project.

                  TASK I: Construct adenoviral vectors and verify that sequences are correct using genes provided by the Vaccine Research Center (VRC), National Institute of Allergy and Infectious Diseases (NIAID), National Institutes Health (NIH). This will include insertion of HIV-1 genes into shuttle plasmids, conversion of plasmids to adenovectors, expansion of vector seed stocks, and certification of vectors to ensure sequences are correct.

                  TASK II: Produce six (6) lots of Adenovectors using a qualified packaging cell line consisting of at least 1 x 10/13/ particles per lot. The Contractor will use clinical seed lots which are acceptable for production of clinical trial material.

                  TASK III: Perform preclinical toxicology testing on each production lot bulk harvest. The tests will include, but are not limited to the following:

                           (1)   Sterility testing on cell harvest (as per 21
                                   CFR 610.12)
                           (2)   Cultivatable and non-cultivatable mycoplasma
                                   assay (as per FDA PTC, 1993)
                           (3)   IN VITRO assay for adventitious viral
                                   contaminants
                           (4)   Bovine viral assay in cell lysates
                           (5)   Porcine parvovirus detection in cell lysates
                           (6)   RT-PCR assay for Hepatitis C
                           (7)   Replication competent adenoviruses (RCA) using
                                   A549 cells
                           (8)   The following PCR-based assays for the
                                   detection of:
                                 a.   Adeno-Associated viruses
                                 b.   B-19 parvovirus
                                 c.   HIV-1 and 2
                                 d.   HTLV-I/II
                                 e.   Hepatitis B
                                 f.   CMV
                                 g.   EBV

                           The above listed tests may be modified during the duration of this Contract based on regulatory developments within the adenoviral vector vaccine field. Any changes to the above tests must be approved by the SAIC Frederick COTR.

                  The following guidelines shall apply to the production of the lots for toxicology testing:

                           a) Where applicable, obtain starting materials from product inventory/supplier. Complete a material transfer agreement and confidentiality agreement, if needed.
                           b) Develop detailed production plan, timeline and budget for manufacture of lots of candidate vaccine products.
                           c) Where applicable, purchase or otherwise acquire, products and materials necessary for production of stated vaccine product. Ensure all raw materials and reagents conform to the FDA's current requirements on TSE risk and, where possible, remove all materials of animal origin from processes.
                           d)    Scale-up production to required capacity.
                           e) Produce vaccine product in a form suitable for use in pre-clinical toxicology testing (including characterization, formulation, vialing, labeling, packaging and storage). These products shall be prepared under appropriate quality conditions and provide no possibility of replication competent adenoviral particles due to homologous recombination.
                           f) Maintain an inventory of test and pilot lots of vaccine products that have been produced. Periodically, as required by the COTR, examine titer or potency of vaccine products.
                           g) Ship the manufactured, packaged, and labeled dosage forms utilizing shipping procedures and materials to maximize product stability.
                           h) Manage and account for intellectual property rights that pre-exist or may develop through the activities of the Contractor, including maintenance of security of confidential and/or proprietary data.
                           i)    Where applicable and as directed by the
                                 COTR, produce reagents necessary for the testing or evaluation of immune responses to the vaccine product.

[NOTE #1. THE SIX HIV-1 GENES WILL BE PROVIDED BY THE VACCINE RESEARCH CENTER, NIH. THE INSERTS ARE GENES FOR HIV PROTEINS. THE MATERIAL DOES NOT CONTAIN ENOUGH OF THE VIRAL GENOME TO CAUSE INFECTION. THE GOVERNMENT WILL SUPPLY THE DNA SEQUENCE AND APPROXIMATELY 1 MCG OF THE DNA PLASMID.]

         2.       Provide Facilities, Equipment and Resources

                  a) Provide and/or contract facilities and equipment suitable for pre-clinical production of vaccine product.
                  b) Manage the receipt, storage and manipulation of biohazardous materials and maintain their viability in facilities that provide aseptic and/or sterile conditions as appropriate (as per Center for Disease Control(CDC)/NIH Biosafety in Microbiological and Biomedical Laboratories, U.S. Department of Health and Human Services.)
                  c) Contract and/or maintain and operate controlled storage of samples at appropriate temperatures with appropriate monitoring for failure (controlled room temperature through -90(DEG.)C, liquid nitrogen storage may be required for some products).
                  d) Contract and/or provide protective garments, equipment and sufficient monitoring to assure safe handling of potentially hazardous materials, including radioactive materials, for the safety and protection of workers.
                  e) Conduct work under the contract in accordance with all applicable and current Federal, State, and Local laws, codes ordinances and regulations, as well as all PHS Safety and Health Provisions.

         3.       Perform Vaccine Lot Characterization Tests

                  TASK IV: The following tests will be performed on the final product:

                  At various steps during the manufacture of a vaccine, the product must be characterized. Prior to the use of a vaccine in pre-clinical studies that will support clinical studies, the manufactured vaccine will need to undergo final lot release testing. As described in the regulations for General Biological Product Standards (21 CFR 610) the following tests must be performed for each lot of vaccine.

                  a) Test for Potency. A test for potency (21 CFR 610.10) will evaluate in an IN VITRO or IN VIVO test the specific ability of the vaccine to affect a given response, such as an immune response in mice, which should be supportive of the efficacy of the vaccine in humans. In the case of viral vaccines constructs, potency may be evidenced by the production of the pertinent antigen in a transfected cell line. This test will be developed and performed in conjunction with the VRC/NIAID/NIH.
                  b) Test for General Safety. The general safety test (21 CFR 610.11) must be performed in mice and guinea pigs on each lot of vaccine to detect extraneous toxic contaminants potentially introduced during manufacture.
                  c) Test for Sterility. A test for sterility (21 CFR 610.12) must be performed as described in the regulations. In addition, bacteriostasis/fungistasis testing will also be performed.
                  d) Test for Purity. A test for purity (21 CFR 610.13) must be performed on each lot to ensure that the product is free from extraneous material except for that which is unavoidable due to the manufacturing process.
                  e) Test for Identity. The test for identity (21 CFR 610.14) is generally a physical or chemical test performed to establish the identity of the material in the final container.
                  f) Test for Quantity. A measure of the amount of material present is imperative for calculating the dilution of the bulk material required for the final container fill.
                  g) All other tests as may be required for specific vaccine types. Develop and validate procedures as needed.

         4.       Perform Stability Testing

         Initiate and maintain appropriate stability tests that are required for further development of product to clinical trials. Maintain stability program as directed by the Contracting Officer's Technical Representative, SAIC Frederick. Stability studies will be continued per FDA discussion between the contractor, VRC/NIAID/NIH and SAIC Frederick.

         5.       Deliverables

                  a) Six (6) pre-clinical lots composed of separate HIV-1 genes containing a total of at least 1.0 x 10(13) particles per lot. Material packaging/labeling for pre-clinical toxicology testing will be specified by the SAIC Frederick COTR.

                  b) Contractor will provide the requisite documentation of the pre-clinical production, a review of the Batch Production Records, along with the results of all bulk and final product release tests, to the SAIC Frederick COTR.

MILESTONE NUMBER 2 - EXPEDITIOUS PHASE I PRODUCTION OF ADENOVIRAL VECTORS

C.       1.       Produce Specific Vaccine Products as Directed by the COTR

                  Produce, scale-up, characterize and formulate specific vaccine products as directed by the COTR. Develop and produce SIX (6) LOTS OF AT LEAST 1 x 10(13) PARTICLES OF CLINICAL GRADE (cGMP) ADENOVIRAL VECTORS CONTAINING SIX SEPARATE HIV-1 GENES in a suitable packaging cell line with appropriate purity for clinical human vaccine trials. SAIC Frederick will maintain Quality oversight and conduct audits of all operations associated with this project.

                  TASK I: Production of six (6) lots of at least 1 x 10(13) particles of clinical grade (cGMP) adenoviral vectors. The bulk cell harvests will be tested for use in clinical trials. These tests will include, but are not limited to the following:

                           (1) Sterility testing on cell harvest (as per 21 CFR 610.12)
                           (2)   Cultivatable  and  non-cultivatable
                                 mycoplasma  assay (as per FDA PTC, 1993)
                           (3)   IN VITRO assay for adventitious viral
                                 contaminants
                           (4)   Bovine viral assay in cell lysates
                           (5)   Porcine parvovirus detection in cell lysates
                           (6)   RT-PCR assay for Hepatitis C
                           (7)   Replication competent adenoviruses
                                 RCA) using A549 cells
                           (8)   The following PCR-based assays for the
                                 detection of:
                                 a. Adeno-Associated viruses
                                 b. B-19 parvovirus
                                 c. HIV-1 and 2
                                 d. HTLV-I/II
                                 e. Hepatitis B
                                 f. CMV
                                 g. EBV

                           The above listed tests may be modified during the duration of this contract based on regulatory developments within the adenoviral vector vaccine field. Any changes to the above tests will be forwarded to the SAIC Frederick Contracting Officer's Technical Representative.

                  The following guidelines shall apply to the production of the lots for Phase I Clinical Lot testing:

                           a)    Where applicable, obtain starting
                                 materials from product inventory/supplier.
                                 Complete a material transfer agreement and confidentiality agreement, if needed.
                           b) Where applicable, purchase or otherwise acquire, products and materials necessary for production of stated vaccine product. Ensure all raw materials and reagents conform to current requirements by FDA on TSE risk and, where possible, remove all materials of animal origin from processes.
                           c)    Scale-up production to required capacity.
                           d) Produce vaccine product in a form suitable for use in human clinical studies (including characterization, formulation, vialing, labeling, packaging and storage). These products shall be prepared under cGMP conditions and provide no possibility of replication competent adenoviral particles due to homologous recombination.
                           e) Maintain an inventory of test and pilot lots of vaccine products that have been produced. Periodically, as required by the technical officer, examine titer or potency of vaccine products.
                           f) Ship the manufactured, packaged, and labeled dosage forms utilizing shipping procedures and materials to maximize product stability.
                           g) Manage and account for intellectual property rights that pre-exist or may develop through the activities of the Contractor, including maintenance of security of confidential and/or proprietary data.
                           h) Where applicable and as directed by the COTR, produce reagents necessary for the testing or evaluation of immune responses to the vaccine product.

         2.       Provide Facilities, Equipment and Resources

                  The following shall apply to the production of the cGMP lots for clinical trials:

                  a) Provide and/or contract facilities and equipment suitable for cGMP production of vaccine product.
                  b) Manage the receipt, storage and manipulation of biohazardous materials and maintain their viability in facilities that provide aseptic and/or sterile conditions as appropriate (as per CDC (Center for Disease Control)/NIH Biosafety in Microbiological and Biomedical Laboratories, U.S. Department of Health and Human Services.)
                  c) Contract and/or maintain and operate controlled storage of samples at appropriate temperatures with appropriate monitoring for failure (controlled room temperature through -90(DEG.)C, liquid nitrogen storage may be required for some products).
                  d) Contract and/or provide protective garments, equipment and sufficient monitoring to assure safe handling of potentially hazardous materials, including radioactive materials, for the safety and protection of workers.
                  e) Conduct work under the contract in accordance with all applicable and current Federal, State, and Local laws, codes ordinances and regulations, as well as all PHS Safety and Health Provisions.

         3.       Perform Vaccine Lot Characterization Tests

                  At various steps during the manufacture of a vaccine, the product must be characterized. Prior to the use of a vaccine in clinical studies the manufactured vaccine will need to undergo final lot release testing. As described in the regulations for General Biological Product Standards (21 CFR
                  610) the following tests must be performed for each lot of vaccine.

                  a) Test for Potency. A test for potency (21 CFR 610.10) will evaluate in an IN VITRO or IN VIVO test the specific ability of the vaccine to affect a given response, such as an immune response in mice, which should be supportive of the efficacy of the vaccine in humans. In the case of viral vaccines constructs, potency may be evidenced by the production of the pertinent antigen in a transfected cell line. This test will be developed and performed in conjunction with the VRC/NIAID/NIH.
                  b) Test for General Safety. The general safety test (21 CFR 610.11) must be performed in mice and guinea pigs on each lot of vaccine to detect extraneous toxic contaminants potentially introduced during manufacture.
                  c) Test for Sterility. A test for sterility (21 CFR 610 .12) must be performed as described in the regulations. In additional, bacteriostasis/ fungistasis testing will also be performed.
                  d) Test for Purity. A test for purity (21 CFR 610.13) must be performed on each lot to ensure that the product is free from extraneous material except for that which is unavoidable due to the manufacturing process.
                  e) Test for Identity. The test for identity (21 CFR 610.14) is generally a physical or chemical test performed to establish the identity of the material in the final container.
                  f) Test for Quantity. A measure of the amount of material present is imperative for calculating the dilution of the bulk material required for the final container fill.

                  g) All other tests as may be required for specific vaccine types. Develop and validate procedures as needed.

         4.       Perform Stability Testing

                  Initiate and maintain appropriate stability tests that are required for further development of product to clinical trials. Maintain a stability program as directed by the Contracting Officer's Technical Representative, SAIC Frederick. Stability studies will be continued per FDA discussion between contractor, VRC/NIAID/NIH and SAIC Frederick.

         5.       Deliverables

                  a) Six (6) Phase I clinical lots composed of separate HIV-1 genes containing a total of at least 1.0 x 10(13) particles per lot. Material packaging/labeling for clinical trial use will be specified by the SAIC Frederick COTR.
                  b) Contractor will provide the requisite documentation of the cGMP clinical production, a review of the Batch Production Records, along with the results of all bulk and final product release tests, to the SAIC Frederick COTR.

MILESTONE NUMBER 3 - DEVELOPMENT OF SCALEABLE MANUFACTURING PROCESSES AND TEST METHODS FOR TWO (2) HIV-1 ADENOVECTORS

D.       1.       Produce Specific Vaccine Products as Directed by the COTR

                  Develop scaleable production techniques and analytical methods suitable for Phase I production of adenoviral vectors as directed by the COTR. Develop scaleable production techniques and analytical methods that will support production of AT LEAST 1 x 10(13) PARTICLES OF CLINICAL GRADE (CGMP) ADENOVIRAL VECTORS CONTAINING TWO SEPARATE HIV-1 GENES IN A SUITABLE PACKAGING CELL LINE. These developed processes and analytical techniques must be approvable by regulatory authorities, including adherence to the highest known standards for adenovector vaccine products. SAIC Frederick will maintain Quality oversight and conduct audits of all operations associated with this project.

                           TASK I: Development of scaleable production techniques and analytical methods suitable for Phase I production of adenovectors containing two (2) different HIV-1 genes that will support future production of at least 1 x 10(13) particles of clinical grade (cGMP) adenoviral vectors. Develop appropriate virus banks from clinical seed stock material and provide an appropriate packaging cell line to support development.

                  The following guidelines shall apply to the development of a manufacturing process for the production Ad vectors for clinical lot testing:

                           a)    Processes will be developed utilizing
                                 industrially scaleable technology. This
                                 technology should include production of
                                 adenoviral vectors in bioreactors using animal derived component-free media, column chromatography/ ultrafiltration, or equivalent purification techniques. Alternative manufacturing systems may be used pending approval by COTR.
                           b) Where applicable, obtain starting materials from product inventory/supplier. Complete a material transfer agreement and confidentiality agreement, if needed.
                           c) Where applicable, purchase or otherwise acquire, products and materials necessary for production of stated vaccine product. Ensure all raw materials and reagents conform to current requirements by FDA on TSE risk, where possible, remove all materials of animal origin from processes.
                           d) Develop processes for production in a form suitable for use in human clinical studies (including characterization, formulation, vialing, labeling, packaging and storage).
                                 The products shall provide no possibility of replication competent adenoviral particles due to homologous recombination.
                           e) Maintain an inventory of test and pilot lots of vaccine products that have been produced. Periodically, as required by the technical officer, examine titer or potency of vaccine products.
                           f) Ship the manufactured, packaged, and labeled dosage forms utilizing shipping procedures and materials to maximize product stability.
                           g) Manage and account for intellectual property rights that pre-exist or may develop through the activities of the Contractor, including maintenance of security of confidential and/or proprietary data.
                           h)    Where applicable and as directed by the
                                 COTR, produce reagents necessary for the testing or evaluation of immune responses to the vaccine product.

         2.       Perform Vaccine Lot Characterization Tests

                  At various steps during the manufacture of a vaccine, the product must be characterized to determine the performance of the manufacturing process. Appropriate tests should be conducted to support eventual clinical manufacturing of Ad vectors.

         3.       Perform Stability Testing

                  Initiate and maintain appropriate stability tests that are required for further development of product to clinical trials. Maintain a stability program as directed by the COTR. Stability studies will be continued per FDA discussion between contractor, VRC/NIAID/NIH and SAIC Frederick.

[NOTE #2: STABILITY TESTING WILL BE REQUIRED AT VARIOUS POINTS DURING THE PRODUCTION PROCESS. THERE IS NO SINGLE STABILITY-INDICATING ASSAY OR PARAMETER FOR ALL BIOLOGICAL PRODUCTS. THEREFORE, MANUFACTURERS SHOULD PROPOSE ON A CASE-BY-CASE BASIS STABILITY-INDICATING PROFILES FOR THEIR PRODUCTS WHICH PROVIDE ASSURANCE THAT CHANGES IN IDENTITY, PURITY AND POTENCY OF THE PRODUCT WILL BE DETECTED.]

ARTICLE C.3. DELIVERABLES

A.       Deliverables

         1. The Contractor shall provide the following deliverables for Milestone 1:

                  a) Six (6) pre-clinical lots composed of separate HIV-1 genes containing a total of at least 1.0 x 10/13/ particles per lot. Material packaging/labeling for pre-clinical toxicology testing will be specified by the COTR.
                  b) The requisite documentation of the pre-clinical production, a review of the Batch Production Records, along with the results of all bulk and final product release tests, to the COTR.

         2. The Contractor shall provide the following deliverables for Milestone 2

                  a) Six (6) Phase I clinical lots composed of separate HIV-1 genes containing a total of at least 1.0 x 10(13) particles per lot. Material packaging/labeling for clinical trial use will be specified by the COTR.

                  b) The requisite documentation of the cGMP clinical production, a review of the Batch Production Records, along with the results of all bulk and final product release tests, to the COTR.

         3. The Contractor shall provide the following deliverables for Milestone 3

                  a) A scaleable manufacturing process for two (2) Phase I clinical lots composed of separate HIV-1 genes containing a total of at least 1.0 x 1013 particles per lot. Material packaging/labeling for clinical trial use will be specified by the COTR.
                  b) The requisite documentation of the cGMP clinical production, a review of the Batch Production Records, along with the results of all bulk and final product release tests, to the COTR.

B.       Other Deliverables

         1.       Monthly status reports

                  The Principal Investigator (PI) shall provide written status reports on a monthly basis to the COTR. The updates may be transmitted by email, FAX, or by traditional mail. The monthly updates shall include a summary of results for each milestone, a detailed risk assessment, and an update on the probability that the Contractor can complete the tasks and provide the specified deliverables within the proposed level of effort by the target completion dates.

         2.       Documentation related to manufacturing processes

                  All Standard Operating Procedure's (SOPs) and manufacturing documents shall be available to the VRC and SAIC Frederick for review at Contractor's facilities upon request to the Contractor.

         3. Participation in discussions with the FDA during pre-IND and IND Meetings, a completed CMC section, and all documents related to IND submission as necessary for the successful filing of the IND

                  a) Provide all data, information and records required for the writing and submission of the Master File, Investigator's Brochure, and all other documents related in IND submission to the COTR or to a designated third party. Provide information pertaining to the composition manufacture, and quality control of the vaccine product as appropriate for particular investigations to be covered by an IND.

                  b) Provide for an orderly transition of data, specimens and products to any successor Contractor or to the Government, subject to COTR direction, within six (6) months of the end of the contract. The Contractor shall deliver, as requested by the COTR and by the completion date of the Contract, the following items: original data, reagents, stored specimens (and any necessary information related thereto), and any Government-owned equipment and property. The transition does not include training of the Government or a successor Contractor.

                  c) Retain and have available all records, samples, etc. as indicated under cGMP guidelines.

[NOTE #3: THIS MAY INCLUDE INFORMATION CONTAINED IN MASTER PRODUCTION AND CONTROL RECORDS, BATCH PRODUCTION AND CONTROL RECORDS, STANDARD OPERATING PROCEDURES (SOP) AND LABORATORY RECORDS. THIS INFORMATION WILL BE REQUESTED WHEN REQUIRED BY THE FDA AND SHOULD BE SUBMITTED WITHIN THREE (3) WEEKS FROM THE TIME THE COTR MAKES THE REQUEST.]

C.       Reports

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following report in the manner stated below:

         1.       Final Technical Progress Report

                  The Contractor shall submit seven (7) copies of the Final Report to the addresses noted below, which shall summarize the results of the entire contract work for the complete performance period. This report will be comprehensive detail to explain the results achieved and shall be submitted on or before the last day of the contract period.

                  The Final Report shall contain:

                           i.    Title page to include the following
                                 information:
                                 1. Contract number and title
                                 2. Period of performance being reported
                                 3. Contractor's name and address
                                 4. Date of submission
                           ii. Introduction describing the purpose and scope of the contract effort.
                           iii. Description of the overall progress during the entire contract tenure. Descriptions will include pertinent data to present significant results achieved and a scientific evaluation of the data accrued under the contract.

         2.       Summary of Results

                  The Contractor shall submit, with the final report, a summary (not to exceed 200 words) of the results achieved during the performance of the contract.

                  Copies of all reports shall be submitted to the following addresses:

                  Dr. John W. Madsen, Contracting Officers Technical
                    Representative
                  Vaccine Development Program
                  SAIC Frederick, Inc.
                  NCI-Frederick
                  92 Thomas Johnson Drive, Suite 250
                  Frederick, MD 21702

                  Dr. Philip Gomez, NIAID Project Manager
                  Vaccine Research Center

                  NIAID/NIH
                  Building 40, Room 5502
                  Bethesda, MD 20892

                  Mr. Dennis Dougherty, Contracting Officer
                  SAIC Frederick, Inc.
                  NCI-Frederick, Bldg 244
                  P.O. Box B
                  Frederick, MD 21702-1201

D.       Meetings

SAIC Frederick and the VRC will require periodic meetings with the Contractor. In the event that Contractor's facilities are not within close proximity to the NIH and SAIC Frederick, meetings shall be conducted via telephone/teleconference. It is anticipated that meetings with the Contractor shall occur as needed, but not less than monthly to keep SAIC Frederick and the VRC informed regarding the progress on specific projects/task objectives.

ARTICLE C.4.  ITEMS TO BE FURNISHED TO THE CONTRACTOR

All biological materials provided by the SAIC Frederick/NCI shall be used for this project only and shall not be used subsequently by the Contractor for any for-profit or not-for-profit venture without explicit written permission of the SAIC Frederick/NCI. Any unused materials provided shall be returned to the SAIC Frederick/NCI no later than at the conclusion of the contract.

                       SECTION D - PACKAGING AND SHIPMENT

ARTICLE D.1. PACKAGING AND SHIPMENT

A. Any deliverables, required under this contract, shall be packaged, marked, and shipped in accordance with all applicable Federal, State, and Local specifications, or as specified herein. The contractor shall guarantee that all required materials be delivered in immediate usable and acceptable condition.

B. The Contractor shall make arrangements to expeditiously pick up or ship out biological reagents and cell lines from the airport or other specified sites, following procedures and policies as designated by the COTR. The COTR will address final product packaging, labeling, or biohazard concerns with the Contractor as necessary. It is essential that personnel be available to receive incoming shipments at any given time, and to arrange for their immediate and appropriate storage, in order to avoid the loss of important biological material. It is expected that there will be approximately 50 incoming and 50 outgoing shipments in any year.

                      SECTION E - INSPECTION AND ACCEPTANCE

ARTICLE E.1. INSPECTION AND ACCEPTANCE

A. The Contracting Officer or a duly authorized representative will perform evaluation of the research services and acceptance of deliverables provided.

B. This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text of a clause may be accessed electronically at http://www.arnet.gov/far/.

         FEDERAL ACQUISTION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

FAR Clause No.  Clause Title                                           Date
--------------  ------------                                           ----
52.246-9        Inspection of Research and Development - (Short Form)  Apr-1984

ARTICLE E.2. cGMP INSPECTION REQUIREMENTS

The contractor shall have established procedures for regularly assessing a contract manufacturing facility's compliance with the applicable product and establishment standards. This may include, but is not limited to, review of all batch records and manufacturing deviations and defects, and periodic audits. Contract facilities engaged in the manufacture of a biological product are responsible for compliance with applicable provisions of the FD&C Act and will be subject to FDA inspection as provided for in section 351(c) of the PHS Act and section 704(a) of the FD&C Act. The contractor shall ensure that all owned and contract facilities are ready for inspection by SAIC and Government staff. The contractor shall provide written documentation to the SAIC Technical Project Officer and Sponsor of any FDA citation of a deviation from cGMP to allow evaluation of its impact on the purity, potency, and safety of the product.

                      SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1.  PERIOD OF PERFORMANCE

A. The initial period of performance of this CPFF, LOE contract shall be for twelve (12) months from the date of contract award. The Contracting Officer may extend the period of performance by exercising one or both of the two priced twelve (12) months option years in accordance with paragraph B below.

B. Execution of option years will be based upon actual Contractor performance.

         FAR 52.217-9 Option to Extend the Term of the Contract (Mar 1989)

         The Government may extend the term of this contract by written notice to the Contractor within thirty (30) days provided, that the Government shall give the Contractor a preliminary written notice of its intent to extend at least sixty (60) days before the contract expires. The preliminary notice does not commit the Government to an extension.

         If the Government exercises this option, the extended contract shall be considered to include this option provision.

         The total duration of this contract, including the exercise of any options under this clause, shall not exceed 36 months.

C. If SAIC Frederick exercises its option (s) pursuant to Article F.1, paragraph B, the period of performance will be increased as listed below:

         OPTION YEAR NUMBER                             PERIOD OF PERFORMANCE
         Option 1:                                      Twelve (12) months

         Option 2:                                      Twelve (12) months

ARTICLE F.2.  LEVEL OF EFFORT

A. In accomplishing the work set forth herein, the Contractor shall provide ______ hours direct labor effort during the periods set forth below. The labor effort EXCLUDES vacation, sick leave, and holidays. These labor HOURS EXCLUDE subcontractor labor HOURS. It is estimated that the labor hours will be expended approximately as follows:

             PERIOD OF PERFORMANCE    LABOR CATEGORY       DIRECT LABOR HOURS
     Base Period
                                            TBD              TBD
                                            TBD              TBD
     Option Year 1
                                            TBD              TBD
                                            TBD              TBD
     Option Year 2
                                            TBD              TBD
                                            TBD              TBD

B. The Contractor shall have satisfied the requirement herein if furnishes not less than 90% nor more than 110% of the total direct labor hours specified herein are furnished.

ARTICLE F.3.  WORKING FILES

The Contractor shall maintain accurate working files of all work documentation including calculations, assumptions, interpretations of technical regulations, sources of information, and other raw data required in the performance of this Contract. The Contractor shall provide access to the information contained in its working files upon request of the SAIC Contracting Officer.

                    SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1.  CONTRACT REPRESENTATIVES

A. The following individual is designated as SAIC Frederick's Contracting Officer and is the only person with the authority to act as an agent of SAIC Frederick, Inc. under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

                       Mr. Dennis Dougherty, Contracting Officer
                       SAIC Frederick
                       NCI-Frederick
                       P.O. Box B, Building 244
                       Frederick, MD  21702-1201
                       Phone: (301) 846-1087
                       Fax: (301) 846-5414
                       E-mail: ddougherty@mail.ncifcrf.gov

B. The following individual is designated as SAIC Frederick's Contracting Officer's Technical Representative (COTR) and is authorized to provide technical guidance and is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

                       Dr. John W. Madsen, Contracting Officer's Technical
                         Representative
                       Vaccine Development Facility
                       SAIC Frederick
                       NCI-Frederick
                       PO Box B, Building 244
                       Frederick, MD 21702-1201
                       Phone: 301-846-1632
                       Fax: 301-846-5414
                       E-mail: madsenj@ncifcrf.gov

C.       The following individual is designated as the Vaccine Research Center
         (VRC) Project Manager (PM) and is authorized to provide technical guidance:

                       Dr. Phillip Gomez
                       Vaccine Research Center
                       NIAID/NIH
                       Building 40, Room 5502
                       Bethesda, MD 20892
                       Phone: 301.594.8485
                       Fax: 301.480.2788
                       Email: pgomez@mail.nih.gov

D. The following individual has been designated as SAIC Frederick's Contract Specialist for purposes of administering, processing and handling contractual documentation:

                       Ms. Jean LaPadula
                       SAIC Frederick
                       NCI Frederick
                       P.O. Box B, Building 244
                       Frederick, Maryland 21702--1201
                       Phone: 301-846-7441
                       Fax: 301-846-5414
                       E-mail: jlapadula@ncifcrf.gov

ARTICLE G.2.  KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in this contract, the following individual(s) is/are considered to be essential to the work being performed hereunder:

         NAME                       TITLE
         TBD

ARTICLE G.3.  INVOICE SUBMISSION

A.       Invoices shall be prepared and submitted as follows:

         An original and one (1) copy to the following designated payment office:

                       ATTN:       NCI-Frederick
                                   SAIC Frederick Inc.
                                   Accounts Payable Department
                                   P.O.Box B, Building 244
                                   Frederick, Maryland 21702-1201

B. Inquiries regarding payment of invoices should be directed to the attention of Dennis J. Dougherty, Manager, Contracts, at (301) 846-1087.

C. An invoice is a written request for payment under the contract for items delivered or services rendered. In order to be proper, an invoice must include, as applicable, the following:

         (1) Invoice date (note: date of Contractor's invoice shall not be earlier than delivery/service date
         (2)    Contractor name
         (3) Contract number (including delivery order number, if applicable)
         (4) Description of items or services, quantity, contract unit of measure, contract unit price, and extended total
         (5)    Payment terms and any trade discounts or allowances
         (6)    Name and address to which payment is to be sent; and
         (7) Name, title, phone number, and mailing address of person to be notified in eventof a defective invoice

D. SAIC Frederick shall pay the Contractor, upon the submission of proper invoices or vouchers, the prices stipulated in this contract for services rendered and accepted, less any deductions provided in this contract.

E. A proper invoice will be deemed to have been received, when it is received by the office designated in the contract, or delivery order issued hereunder, for receipts of invoices and acceptance of the items delivered or services rendered has occurred.

F. Payment shall be considered made on the date on which a check for such payment is dated. If the Contractor opts to receive electronic funds transfer (EFT), payment shall be considered made on the date of the transfer.

ARTICLE G.4.  INDIRECT COST RATES

In accordance with FAR Clause No. 52.216-7, "Allowable Cost and Payment", which is incorporated into the contract, indirect cost rates reimbursable hereunder shall be consistent with those established by the cognizant Federal Audit Agency, if any, for your organization, as may be amended. Final approval will be determined by the Contracting Officer.

ARTICLE G.5.  GOVERNMENT PROPERTY

No non-expendable property or equipment will be acquired or furnished under this contract, unless prior written authorization is obtained from the Contracting Officer.

ARTICLE G.6.  POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

Final evaluation of contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work.

Final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement.

Any disagreement between the parties regarding an evaluation will be referred to an individual one level above the Contracting Officer, whose decision will be final. Copies of the evaluation, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

                    SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1.  REFERENCES TO THE DEPARTMENT OF HEALTH AND HUMAN SERVICES PROJECTS

All references to the Secretary, Department of Health, Education and Welfare, HEW, HEWPR, HEW forms, etc., shall be changed to Secretary, Department of Health and Human Services, HHS, HHSAR, etc., as appropriate.

ARTICLE H.2.  SAFETY AND BIOSAFETY STANDARDS

All work performed under this contract shall be conducted in accordance with the Publication entitled, "Biosafety in Microbiological and Biomedical Laboratories" (HHS Publication No. (DCD) 84-8395).

ARTICLE H.3.  HUMAN SUBJECTS

Research involving human subjects shall not be conducted under this contract.

ARTICLE H.4.  HUMAN MATERIALS

It is understood that the acquisition and supply of all human specimen material (including fetal material) used under this contract will be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States and that no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.5.  CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

Pursuant to Public Law(s) cited in paragraph b., below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

         Public Law and Section No.    Fiscal Year         Period Covered
         P.L. 106-554, Section 510      2001             (10/1/00 - 9/30/01)

ARTICLE H.6.  NEEDLE EXCHANGE

Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

         Public Law and Section No.    Fiscal Year         Period Covered
         P.L. 106-554, Section 505        2001           (10/1/00 - 9/30/01)

ARTICLE H.7.  ANIMAL WELFARE ASSURANCE

The Contractor shall obtain, prior to the start of any work utilizing laboratory animals under this contract, an approved Animal Welfare Assurance from the Office of Extramural Research (OER), Office of Laboratory Animal Welfare (OLAW), Office of the Director, NIH, as required by Section I-43-30 of the Public Health Service Policy on Humane Care and Use of Laboratory Animals. The Contractor shall maintain such assurance for the duration of this contract, and any subcontractors performing work under this contract involving the use of animals shall also obtain and maintain an approved Animal Welfare Assurance.

ARTICLE H.8.  RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

UNDER GOVERNING POLICY, FEDERAL FUNDS ADMINISTERED BY THE PUBLIC HEALTH SERVICE
(PHS) SHALL NOT BE EXPENDED FOR RESEARCH INVOLVING LIVE VERTEBRATE ANIMALS WITHOUT PRIOR APPROVAL BY THE OFFICE OF LABORATORY ANIMAL WELFARE (OLAW), OF AN ASSURANCE TO COMPLY WITH THE PHS POLICY ON HUMANE CARE AND USE OF LABORATORY ANIMALS. THIS RESTRICTION APPLIES TO ALL PERFORMANCE SITES (e.g. COLLABORATING INSTITUTIONS, SUBCONTRACTORS, SUBGRANTEES) WITHOUT OLAW-APPROVED ASSURANCES, WHETHER DOMESTIC OR FOREIGN.

ARTICLE H.9.  PUBLICATIONS AND PUBLICITY

A. The Contractor agrees that it will not publish, have published or otherwise disseminate any manuscripts/abstracts describing original research work conducted under the contract where a Contractor employee is primary author, without first submitting same, thirty (30) days in advance, for review by the Project Manager and Contracting Officer. The Contractor shall inform the Project Manager when the article or other publication is published, and furnish a copy of it as finally published.

B. The Contractor shall acknowledge the support of the Department of Health and Human Services whenever publicizing the work under this contract in any media. To effectuate the foregoing, the Contractor shall include in any publication, resulting from work performed under this contract, an acknowledgment as follows:

                  "This project has been funded at least in part with Federal funds from the Department of Health and Human Services under Contract Number NO1-CO-56000. The contents of this publication do not necessarily reflect the views or policies of the Department of Health and Human Services nor does mention of trade names, commercial products, or organization imply endorsement by the U.S. Government."

ARTICLE H.10.  SALARY RATE LIMITATION LEGISLATION PROVISIONS

Pursuant to Public Law(s) cited below, no NIH Fiscal Year funds may be used to pay the direct salary of an individual through this contract at a rate in excess of applicable amount shown for the fiscal year covered. Direct salary is exclusive of overhead, fringe benefits and general and administrative expenses. The per year salary rate limit also applies to individuals proposed under subcontracts. If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual's salary rate exceeds any salary rate ceiling established in future DHHS appropriation acts.

                                                           Dollar Amount of
         Public Law No.             Fiscal Year            Salary Limitation
         --------------             -----------            -----------------
         106-554                    FY-01                  $161,200

ARTICLE H.11.  PRESS RELEASES

Pursuant to the Public Law(s) cited below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money; (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

         Public Law and Section No.         Fiscal Year       Period Covered

         P.L. 106-554, Section 507             2001         (10/1/00 - 9/30/01)

ARTICLE H.12.  REPORTING MATTERS INVOLVING FRAUD, WASTE, AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The email address is htips@os.dhhs.gov and the mailing address is:

         Office of Inspector General
         Department of Health and Human Services
         TIPS HOTLINE
         P.O. Box 23489
         Washington, DC  20026

Information regarding procedural matters is contained in the NIH Manual Chapter 1754, which is available on (http://www1.od.nih.gov/oma/oma.htm)

ARTICLE H.13.  EPA ENERGY STAR REQUIREMENTS

In compliance with Executive Order 12845 (requiring Agencies to purchase energy efficient computer equipment) all microcomputers, including personal computers, monitors, and printers that are deliverables under the procurement or are purchased by the contractor using Government funds in performance of a contract shall be equipped with or meet the energy efficient low-power standby feature as defined by the EPA Energy Star program unless the equipment always meets EPA Energy Star efficiency levels. The microcomputer, as configured with all components, must be Energy Star compliant.

This low-power feature must already be activated when the computer equipment is delivered to the agency and be of equivalent functionality of similar power managed models. If the equipment will be used on a local area network, the vendor must provide equipment that is fully compatible with the network environment. In addition, the equipment will run commercial off-the-shelf software both before and after recovery from its energy conservation mode.

ARTICLE H.14.  cGMP COMPLIANCE REQUIREMENTS

The contractor shall be responsible for assuring compliance with both product and establishment standards consistent with the phase of clinical development. The product and establishment standards and cGMPs include, but are not limited to, the following:

     1. Safety and effectiveness (identity, purity, strength, quality, potency, safety, efficacy, release and in-process specifications)
     2.  Adverse event, error and accident, and product complaint reporting systems
     3.  Development and validation of the production process
     4.  Reporting changes to the production process as required by 21 CFR
         601.12
     5. Quality assurance oversight and change control for master and batch production records
     6.  Quality control methodology as it relates to the production process
     7.  Submission of protocols and samples for lot release where applicable
     8.  Content of the license application
     9.  Labeling
     10. Contracts with the establishment(s) at which manufacturing and testing is being performed
     11. Validation, maintenance and proper functioning of all equipment and systems, as well as the facility itself
     12. Environmental and other required monitoring
     13. Reporting changes at applicable facilities to the SAIC-Frederick and FDA, as required in 21 CFR 601.12
     14. Training of personnel

ARTICLE H.15  BUY AMERICAN ACT - BALANCE OF PAYMENTS PROGRAM CERTIFICATE

(a) The offeror certifies that each end product, except those listed in paragraph (b) of this provision, is a domestic end product as defined in the clause of this solicitation entitled, "Buy American Act - Balance of Payments Program - Supplies" and that the offeror has considered components of unknown origin to have been mined, produced, or manufactured outside the United States. The offeror shall list as foreign end products those end products manufactured in the United States that do not qualify as domestic end products.

(b)      Foreign End Products:
         LINE ITEM NO.: TBD
         COUNTRY OF ORIGIN: TBD

ARTICLE H.16. APPLICATION FOR INDEMNIFICATION PURSUANT TO PUBLIC LAW 85-804

Pursuant to FAR 50.403, SAIC has submitted a written request to the Government to modify its prime contract to include FAR 52.250-1, Indemnification Under Public Law 85-804 (April 1984), to cover certain unusually hazardous risks, including certain risks relating to HIV vaccines. If the Government approves SAIC's request (either in whole or as it relates to HIV vaccine-related risks), SAIC shall promptly request, and use its best efforts to promptly obtain, the Government's approval to include FAR 52.250-1 in this contract so as to cover the risk to GenVec of claims or demands by or liability to third parties arising out of or resulting from any acts or omissions by GenVec in the research and development, production, supply, distribution, or use of adenovector-based HIV vaccines. SAIC shall keep GenVec reasonably informed of the status of this request. If the Government approves this request, SAIC shall promptly modify this contract, for no additional consideration, to include FAR 52.250-1, so as to cover the foregoing risk.

ARTICLE H.17. REQUIREMENT TO PROCURE AND MAINTAIN INSURANCE PURSUANT TO HHSAR 352.228-7, INSURANCE - LIABILITY TO THIRD PERSONS (DEC 1991)

As provided for in paragraph (a)(1) of HHSAR 352.228-7, Insurance - Liability to Third Parties (December 1991), the Contracting Officer hereby requires the Contractor to procure and maintain insurance covering the risk of claims or demands by or liability to third parties arising out of or resulting from any acts or omissions by GenVec in the research and development, production, supply, distribution, or use of adenovector-based HIV vaccines (the "project-specific risk"). The Contractor is authorized to procure and maintain such insurance in amounts, at times, and for terms (including tail coverage) that the Contractor deems prudent. The Contractor shall promptly notify the Contracting Officer of the procurement or termination of any such insurance. The Contractor's costs of procuring and maintaining such insurance shall be allowable costs of this contract.

ARTICLE H.18.  INTELLECTUAL PROPERTY AND DATA RIGHTS

A.       Submission of Deviation Request

         The level of Contractor ownership of intellectual property has not been determined. SAIC shall promptly request, and use its best efforts to obtain, NIH approval to insert in this subcontract an intellectual property clause substantially in the form to be proposed by GenVec in a letter to be delivered to SAIC on or about January 2, 2002 (See Attachment 3) in place of FAR 52.227-11, Patent Rights - Retention by Contractor (Short Form), and FAR 52.227-14, Rights in Data - General. SAIC shall keep GenVec reasonably informed of the status of this exception request and shall notify GenVec within two (2) business days of receipt of notice of NIH approval or disapproval. In the event of approval, SAIC shall, without further consideration, modify the subcontract to include GenVec's proposed intellectual property rights clause, as described above.

B.       Consequences of Actual or Deemed Disapproval

         Unless GenVec timely elects to continue the contract in the manner set forth in paragraph C below, this subcontract will automatically terminate if: (1) NIH disapproves SAIC's exception request, which will constitute "actual disapproval"; or (2) NIH fails to approve SAIC's exception request by January 28, 2002 (or such further date as the parties may agree), which will constitute "deemed disapproval." Any such termination will become effective on the earlier of: (1) in the event of actual disapproval, the fifth business day following GenVec's receipt of notice from SAIC of such disapproval; or (2) in the event of deemed disapproval, the fifth business day following the date of deemed disapproval. In the event of termination under this paragraph B, the termination shall be deemed to be a termination for convenience pursuant to the termination clause of this subcontract, FAR 52.249-6, Termination (Cost-Reimbursement).

C. GenVec's Election to Continue Contract Notwithstanding Actual or Deemed Disapproval

         In the event of actual or deemed disapproval of SAIC's exception request as described in paragraph B above, GenVec may elect to waive such disapproval by providing written notice to SAIC of such election prior to 5:00 p.m. EST on the effective date of the termination, in which case the contract will not terminate, but rather will continue in full force and effect.

ARTICLE H.19.  HOLD HARMLESS AND INDEMNITY

Except for liability arising out of or resulting from risks defined in this contract as unusually hazardous or as project-specific risk related to Articles
H.16 and H.17, each party (the Indemnifying Party) agrees to indemnify, defend and hold harmless the other party (the Indemnified Party) from and against any and all liability for injury to persons or damage to or loss of property to the extent caused by the negligent act or omission of the Indemnifying Party, its lower-tier subcontractors, agents or employees, including any and all expense and cost, legal or otherwise, incurred by the Indemnified Party in the defense of any claim, demand or action arising out of the work performed under this Agreement, provided, however, that the Indemnified Party shall not be liable for injury to persons or damage to or loss of property caused by the sole negligence of the Indemnified Party, its subcontractor, agents or employees.

The Indemnified Party shall promptly notify the Indemnifying Party of any claim, demand or action which his covered by this indemnification provision and shall authorize representatives of the Indemnifying Party, at its sole costs and expense, to settle or defend any such claim, demand or action and to represent the Indemnified Party in, or to take charge of, any litigation in connection therewith.

ARTICLE H.20.  EXCLUSIVE REMEDY FOR DEFAULT

In the event that SAIC terminates this subcontract for default, SAIC's remedies shall be exclusively as set forth in FAR 52.249-6, Termination
(Cost-Reimbursement), incorporated in Section I of this subcontract. In no event will GenVec be liable for consequential or incidental damages, excess reprocurement costs, or for any amounts in excess of the amounts already paid to GenVec at the time of termination.

                                     PART II
                          SECTION I - CONTRACT CLAUSES

ARTICLE I.1. FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

Except to the extent modified herein, this Contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

FAR
CLAUSE NO.       TITLE                                                                                         DATE
----------       -----                                                                                         ----
52.202-1         Definitions                                                                                   May-2001
52.203-3         Gratuities                                                                                    Apr-1984
52.203-5         Covenant Against Contingent Fees                                                              Apr-1984
52.203-6         Restrictions on Subcontractor Sales to the Government                                         Jul-1995
52.203-7         Anti-Kickback Procedures                                                                      Jul-1995
52.203-8         Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity              Jan-1997
52.203-10        Price or Fee Adjustment for Illegal or Improper Activity                                      Jan-1997
52.203-12        Limitation on Payments to Influence Certain Federal Transactions                              Jun-1997
52.204-4         Printed or Copied Double-Sided on Recycled Paper                                              Aug-2000
52.209-6         Protecting the Government's Interest When Subcontracting with Contractors Debarred,           Jul-1995
                 Suspended, or Proposed for Debarment
52.215-2         Audit and Records - Negotiation                                                               Jun-1999
52.215-8         Order of Precedence - Uniform Contract Format                                                 Oct-1997
52.216-7         Allowable Cost and Payment                                                                    Mar-2000
52.216-8         Fixed Fee                                                                                     Mar-1997
52.219-8         Utilization of Small Business Concerns                                                        Oct-2000
52.219-9         Small Business Subcontracting Plan                                                            Oct-2000
52.219-16        Liquidated Damages - Subcontracting Plan                                                      Jan-1999
52.222-2         Payment for Overtime Premium                                                                  Jul-1990
52.222-3         Convict Labor                                                                                 Aug-1996
52.222-21        Prohibition of Segregated Facilities                                                          Feb-1999
52.222-26        Equal Opportunity                                                                             Feb-1999
52.222-35        Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era                      Apr-1998
52.222-36        Affirmative Action for Workers with Disabilities                                              Jun-1998
52.222-37        Employment Reports on Disabled Veterans and Veterans of the Vietnam Era                       Jan-1999

52.223-6         Drug-Free Workplace                                                                           May-2001
52.223-14        Toxic Chemical Release Reporting                                                              Oct-2000
52.225-1         Buy American Act - Balance of Payments Program - Supplies                                     Feb-2000
52.225-13        Restrictions on Certain Foreign Purchases                                                     Jul-2000
52.227-1         Authorization and Consent, Alternative I                                                      Apr-1984
52.227-11        Patent Rights - Retention by the Contractor (Short Form)                                      Jun-1997
52.227-14        Rights in Data - General                                                                      Jun-1987
52.232-9         Limitation on Withholding of Payments                                                         Apr-1984
52.232-17        Interest                                                                                      Jun-1996
52.232-20        Limitation of Cost                                                                            Apr-1984
52.232-22        Limitation of Funds                                                                           Apr-1984
52.232-23        Assignment of Claims                                                                          Jan-1986
52.232-25        Prompt Payment                                                                                May-2001
52.232-34        Payment by Electronic Funds Transfer - Other Than Central Contractor Registration             May-1999
52.233-3         Protest after Award, Alternate I                                                              Jun-1985
52.242-1         Notice of Intent to Disallow Costs                                                            Apr-1984
52.242-3         Penalties for Unallowable Costs                                                               May-2001
52.242-4         Certification of Final Indirect Costs                                                         Jan-1997
52.242-13        Bankruptcy                                                                                    Jul-1995
52.242-15        Stop Work Order, Alternate I                                                                  Apr-1984
52.243-2         Changes - Cost Reimbursement, Alternate V                                                     Apr-1984
52.244-2         Subcontracts                                                                                  Aug 1998
52.244-5         Competition in Subcontracting                                                                 Dec-1996
52.245-5         Government Property (Cost-Reimbursement, Time and Material, or Labor-Hour Contract)           Jan-1986
52.246-23        Limitation of Liability                                                                       Feb-1997
52.249-6         Termination (Cost Reimbursement)                                                              Sep-1996
52.249-14        Excusable Delays                                                                              Apr-1984
52.253-1         Computer Generated Forms                                                                      Jan-1991

ARTICLE I.2.  ADDITIONAL CLAUSES

52.215-19   NOTIFICATION OF OWNERSHIP CHANGES.  (OCT 1997)

(a)      The Contractor shall make the following notifications in writing:

         (1) When the Contractor becomes aware that a change in its ownership has occurred, or is certain to occur, that could result in changes in the valuation of its capitalized assets in the accounting records, the Contractor shall notify the Administrative Contracting Officer (ACO) within 30 days.

         (2) The Contractor shall also notify the ACO within 30 days whenever changes to asset valuations or any other cost changes have occurred or are certain to occur as a result of a change in ownership.

(b) The Contractor shall--

         (1) Maintain current, accurate, and complete inventory records of assets and their costs;
         (2) Provide the ACO or designated representative ready access to the records upon request;
         (3) Ensure that all individual and grouped assets, their capitalized values, accumulated depreciation or amortization, and remaining useful lives are identified accurately before and after each of the Contractor's ownership changes; and
         (4) Retain and continue to maintain depreciation and amortization schedules based on the asset records maintained before each Contractor ownership change.

(c) The Contractor shall include the substance of this clause in all subcontracts under this contract that meet the applicability requirement of FAR 15.408(k).

52.244-6          SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS
                  (OCT 1998)

(a)      DEFINITIONS.

         "Commercial item," as used in this clause, has the meaning contained in the clause at 52.202-1, Definitions.

         "Subcontract," as used in this clause, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or non-developmental items as components of items to be supplied under this contract.

(c) Notwithstanding any other clause of this contract, the Contractor is not required to include any FAR provision or clause, other than those listed below to the extent they are applicable and as may be required to establish the reasonableness of prices under Part 15, in a subcontract at any tier for commercial items or commercial components:

         (1)      52.222-26, Equal Opportunity (E.O. 11246);
         (2) 52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212(a));

         (3) 52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793); and
         (4) 52.247-64, Preference for Privately Owned U.S.-Flagged Commercial Vessels (46 U.S.C. 1241)(flow down not required for subcontracts awarded beginning May 1, 1996).

(d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

B. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

Hhsar Clause No.     Clause Title                                    Date
----------------     ------------                                    ----
352.228-7            Insurance - Liability to Third Persons          Dec-1991
352.223-70           Safety and Health                               Jan-2001
352.224-70           Confidentiality of Information                  Apr-1984
352.232-9            Withholding of Contract Payments                Apr-1984
352.233-70           Litigation and Claims                           Apr-1984
352.270-5            Key Personnel                                   Apr-1984
352.270-6            Publication and Publicity                       Jul-1991
352.270-7            Paperwork Reduction Act                         Jan-2001

                                    PART III
           SECTION J LIST OF DOCUMENTS, EXHIBIT AND OTHER ATTACHMENTS

ARTICLE J.1.  ATTACHMENTS

1. SAIC Frederick - NCI Frederick Cancer Research & Development Center Terms and Conditions
2.   Invoicing Instructions
3.   Genvec's Proposed Property Rights Clause

                                          ATTACHMENT 1

[SAIC(R) LOGO]                  SAIC Frederick
An Employee-Owne Company
                                A Division of Science Applications
                                International Corporation

                    SUPPORTING THE NATIONAL CANCER INSTITUTE

                FREDERICK CANCER RESEARCH AND DEVELOPMENT CENTER

                              TERMS AND CONDITIONS

1.       GOVERNMENT RELATIONSHIP

         The award of this subcontract is made by SAIC Frederick, Inc. a Division of Science Applications International Corporation (hereafter "SAIC Frederick" or "SAIC") under its prime contract with the National Cancer Institute, Frederick Cancer Research and Development Center. The provisions and clauses contained herein are influenced by and reflect the relationship of the parties to the prime contract, which was awarded and is administered under the provision of the Federal Acquisition Regulations (FAR). There is no privity of contract between the Subcontractor and the Government.

2.       DEFINITIONS

         Buyer - SAIC Frederick or SAIC

         Seller or Contractor - The party receiving the award from SAIC

         Contracting Officer - The SAIC person with the authority to enter into and administer contractual Agreements. The term includes authorized representatives of the Contracting Officer acting within their delegated authority.

         Agreement - The contractual Agreement between SAIC and the Seller or Subcontractor

         Special Definitions - See paragraph 3 for the special definitions that apply in the use of the solicitation and award clauses of this Agreement.

3.       SOLICITATION AND AWARD CLAUSES - SPECIAL DEFINITIONS

         FAR clauses included in this Agreement, including any solicitation document shall be interpreted as follows:

         Unless a purposeful distinction is made clear and the context of the clause requires retention of the original definition, the term "Contractor" shall mean Seller, the term "Contract" shall mean this Agreement, the term "Subcontractor" shall mean subcontractors of Seller at any tier, and the terms "Government", "Contracting Officer" and equivalent phrases shall mean SAIC and SAIC's Contracting Officer, respectively. It is intended that the referenced clauses shall apply to Seller in such manner as is necessary to reflect the position of Seller as a subcontractor to SAIC to insure Seller's obligations to SAIC and to the United States Government, and to enable SAIC to meet its obligations under its Prime Contract.

         Full text of the referenced clauses may be found in Chapter 1 of the FAR (Code of Federal Regulations (CFR) Title 48) obtainable from the Superintendent of Documents, Government Printing Office (GPO), Washington, DC 20402 or online at http://www.arnet.gov/far/.

         Copies of the clauses will be furnished by the Contracting Officer upon request.

4.       DISPUTES

         Notwithstanding any provisions in the standard FAR clauses made a part of this Agreement by reference, there is no formal procedure established for resolving disputes between SAIC and the Seller. It is SAIC policy to make every reasonable effort to resolve all contractual issues fairly by negotiation without litigation. Either party may litigate any dispute under or relating to this Agreement.

         Pending final resolution of any dispute between the parties, the Seller shall proceed diligently with performance as directed by the Contracting Officer.

5.       AUTHORITY

         Only the Contracting Officer has the authority to enter into, change, or administer this Agreement. Any activity that changes or affects the obligation of the parties to this Agreement must be in writing.

6.       LEGAL CONSTRUCTION AND INTERPRETATIONS

         This Agreement shall be governed by and interpreted in accordance with the principles of Federal Contract Law, and to the extent that Federal Contract Law is not dispositive, and the state law becomes applicable, the law of the State of Maryland shall apply.

7.       WAIVER OF TERMS AND CONDITIONS

         The failure of SAIC in any one or more instances to enforce one or more of the terms or conditions of this award or to exercise any right or privilege in this Agreement, or the waiver of any breach of the terms or conditions of this Agreement shall not be construed as thereafter waiving any such terms, conditions, rights or privileges, and the same shall continue and remain in force and effect as if no such failures to enforce had occurred.

8.       MARYLAND SALES AND USE TAX

         The State of Maryland has issued Direct Payment Permit #3 to SAIC Frederick for all vendor purchases for the National Cancer Institute-Frederick Cancer Research and Development Center (NCI-FCRDC) effective August 29, 1996. A copy of this certificate is available to vendors upon request. SAIC Frederick is authorized to make direct payment of sales and use tax to the State of Maryland and vendors are not to add sales tax to invoices, nor are they responsible for collection of such taxes for purchases by SAIC Frederick for the NCI-FCRDC after the above date.

9.       INSURANCE REQUIREMENTS - FOR WORK ON GOVERNMENT INSTALLATION

         If this Agreement entails effort on a Government installation, including any off-site buildings owned or leased by the Government, the Subcontractor must provide and maintain the minimum amounts of insurance stated below.

                                               EACH      EACH        PROPERTY
                                               PERSON    OCCURRENCE  DAMAGE
         1. Workman's Compensation                   as required by law
         2. Employer's Liability               $100,000  $500,000
         3. Comprehensive General Liability    $500,000  $500,000  $100,000
         4. Comprehensive Automobile Liability $200,000  $500,000  $ 50,000

         The certification and other requirements of FAR Clause 52.228-5 Insurance - Work on a Government Installation apply.

10.      PRICING OF ADJUSTMENT

         When costs are a factor in the determination of a contract price adjustment pursuant to the Changes Clause or any other provision of this Agreement, such cost information shall be furnished to SAIC and costs shall be determined in accordance with the cost principles and procedures of Subpart 31.2 of the FAR.

11.      RELEASE OF INFORMATION

         Seller agrees that prior to the issuance of any publicity or publication of any advertising which in either case makes reference to this Agreement, or to SAIC, Seller will obtain the written permission of SAIC with respect thereto.

12.      WARRANTY PERIODS

         The period of warranty, if applicable to this Agreement is noted in the clause itself.

13.      ASSIGNMENT

         Neither this Agreement nor any interest herein may be assigned, in whole or in part, without the prior written consent of SAIC except that the Seller shall have the right to assign this Agreement to any successor of such party by way of merger or consolidation or the acquisition of substantially all of the business and assets of the Seller relating to the subject matter of this Agreement. This right shall be retained provided that such successor shall expressly assume all of the obligations and liabilities of the Seller under this Agreement, and that the Seller shall remain liable and responsible to SAIC for the performance and observance of all such obligations.

         Notwithstanding the foregoing, any amounts due the Seller may be assigned in accordance with the provisions of the clause 52.232-23, Assignment of Claims.

         In the event the prime contract of SAIC with the Government is succeeded by a successor contractor selected by the Government, this Agreement may be assigned to the successor contractor.

                                  ATTACHMENT 2

         INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING INSTRUCTIONS FOR NIH COST-REIMBURSEMENT CONTRACTS, NIH(RC)-4

GENERAL: The contractor shall submit claims for reimbursement in the manner and format described herein and as illustrated in the sample invoice/financing request.

FORMAT: Standard Form 1034, "Public Voucher for Purchases and Services Other Than Personal," and Standard Form 1035, "Public Voucher for Purchases and Services Other Than Personal-- Continuation Sheet," or reproduced copies of such forms marked ORIGINAL should be used to submit claims for reimbursement. In lieu of SF-1034 and SF-1035, claims may be submitted on the payee's letter-head or self-designed form provided that it contains the information shown on the sample invoice/financing request.

NUMBER OF COPIES: As indicated in the Invoice Submission Clause in the contract.

FREQUENCY: Invoices/financing requests submitted in accordance with the Payment Clause shall be submitted monthly unless otherwise authorized by the Contracting Officer.

COST INCURRENCE PERIOD: Costs incurred must be within the contract performance period or covered by pre-contract cost provisions.

BILLING OF COSTS INCURRED: If billed costs include: (l) costs of a prior billing period, but not previously billed; or (2) costs incurred during the contract period and claimed after the contract period has expired, the amount and month(s) in which such costs were incurred shall be cited.

CONTRACTOR'S FISCAL YEAR: Invoices/financing requests shall be prepared in such a manner that costs claimed can be identified with the contractor's fiscal year.

CURRENCY: All NIH contracts are expressed in United States dollars. When payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

COSTS REQUIRING PRIOR APPROVAL: Costs requiring the contracting officer's approval, which are not set forth in an Advance Understanding in the contract shall be so identified and reference the Contracting Officer's Authorization
(COA) Number. In addition, any cost set forth in an Advance Understanding shall be shown as a separate line item on the request.

INVOICE/FINANCING REQUEST IDENTIFICATION: Each invoice/financing request shall be identified as either:

(a) INTERIM INVOICE/CONTRACT FINANCING REQUEST -- These are interim payment requests submitted during the contract performance period.

(b) COMPLETION INVOICE -- The completion invoice is submitted promptly upon completion of the work; but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which this contract is physically complete (whichever date is later). The completion invoice should be submitted when all costs have been assigned to the contract and all performance provisions have been completed.

(c) FINAL INVOICE -- A final invoice may be required after the amounts owed have been settled between the Government and the Contractor (e.g., resolution of all suspensions and audit exceptions).

PREPARATION AND ITEMIZATION OF THE INVOICE/FINANCING REQUEST: The Contractor shall furnish the information set forth in the explanatory notes below. These notes are keyed to the entries on the sample invoice/financing request.

(a) DESIGNATED BILLING OFFICE NAME AND ADDRESS -- Enter the designated billing office name and address, identified in the Invoice Submission Clause of the contract on all copies of the invoice/financing request.

(b) INVOICE/FINANCING REQUEST NUMBER -- Insert the appropriate serial number of the invoice/financing request.

(c) DATE INVOICE/FINANCING REQUEST PREPARED -- Insert the date the invoice/financing request is prepared.

(d) CONTRACT NUMBER AND DATE -- Insert the contract number and the effective date of the contract.

(e) PAYEE'S NAME AND ADDRESS -- Show the Contractor's name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the Contractor, or a different payee has been designated, then insert the name and address of the payee instead of the contractor.

(f) TOTAL ESTIMATED COST OF CONTRACT -- Insert the total estimated cost of the contract, exclusive of fixed-fee. For incrementally funded contracts, enter the amount currently obligated and available for payment.

(g) TOTAL FIXED-FEE -- Insert the total fixed-fee (where applicable). For incrementally funded contracts, enter the amount currently obligated and available for payment.

(h) BILLING PERIOD C Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(i) AMOUNT BILLED FOR CURRENT PERIOD -- Insert the amount billed for the major cost elements, adjustments, and adjusted amounts for the current period.

(j) CUMULATIVE AMOUNT FROM INCEPTION -- Insert the cumulative amounts billed for the major cost elements and adjusted amounts claimed during this contract.

(k) DIRECT COSTS -- Insert the major cost elements. For each element, consider the application of the paragraph entitled "Costs Requiring Prior Approval" on page 1 of these instructions.

      (l) DIRECT LABOR -- Include salaries and wages paid (or accrued) for direct performance of the contract. For Key Personnel, list each employee on a separate line. List other employees as one amount unless otherwise required by the contract.

      (2) FRINGE BENEFITS -- List any fringe benefits applicable to direct labor and billed as a direct cost. Fringe benefits included in indirect costs should not be identified here.
      (3) ACCOUNTABLE PERSONAL PROPERTY -- Include permanent research equipment and general purpose equipment having a unit acquisition cost of $1,000 or more and having an expected service life of more than two years, and sensitive property regardless of cost (see the DHHS CONTRACTOR'S GUIDE FOR CONTROL OF GOVERNMENT PROPERTY). Show permanent research equipment separate from general purpose equipment. Prepare and attach Form HHS-565, "Report of Accountable Property," in accordance with the following instructions:

            List each item for which reimbursement is requested. A reference shall be made to the following (as applicable):

            - The item number for the specific piece of equipment listed in the
              Property Schedule.

            - The COA letter and number, if the equipment is not covered by the
              Property Schedule.

            - Be preceded by an asterisk (*) if the equipment is below the approval level.

            Further itemization of invoices/financing requests shall only be required for items having specific limitations set forth in the contract.

      (4) MATERIALS AND SUPPLIES -- Include equipment with unit costs of less than $1,000 or an expected service life of two years or less, and consumable material and supplies regardless of amount.

      (5)   PREMIUM PAY -- List remuneration in excess of the basic hourly rate.

      (6) CONSULTANT FEE -- List fees paid to consultants. Identify consultant by name or category as set forth in the contract's Advance Understanding or in the COA letter, as well as the effort (i.e., number of hours, days, etc.) and rate being billed.

      (7) TRAVEL -- Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.

      (8) SUBCONTRACT COSTS -- List subcontractor(s) by name and amount billed.

      (9) OTHER -- List all other direct costs in total unless exceeding $1,000 in amount. If over $1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.

(l) COST OF MONEY (COM) -- Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed.

(m) INDIRECT COSTS--OVERHEAD -- Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.

(n) FIXED-FEE EARNED -- Cite the formula or method of computation for the fixed-fee (if any). The fixed-fee must be claimed as provided for by the contract.

(o) TOTAL AMOUNTS CLAIMED -- Insert the total amounts claimed for the current and cumulative periods.

(p) ADJUSTMENTS -- Include amounts conceded by the Contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(q)   GRAND TOTALS

THE CONTRACTING OFFICER MAY REQUIRE THE CONTRACTOR TO SUBMIT DETAILED SUPPORT FOR COSTS CLAIMED ON ONE OR MORE INTERIM INVOICES/FINANCING REQUESTS.

FINANCIAL REPORTING INSTRUCTIONS:

These instructions are keyed to the Columns on the Financial Report Of Individual Project/Contract, NIH Form 2706

COLUMN A--EXPENDITURE CATEGORY - Enter the expenditure categories required by the contract.

COLUMN B--CUMULATIVE PERCENTAGE OF EFFORT/HRS.-NEGOTIATED - Enter the percentage of effort or number of hours agreed to doing contract negotiations for each employee or labor category listed in Column A.

COLUMN C--CUMULATIVE PERCENTAGE OF EFFORT/HRS.-ACTUAL - Enter the percentage of effort or number of hours worked by each employee or labor category listed in Column A.

COLUMN D--INCURRED COST-CURRENT - Enter the costs, which were incurred during the current period.

COLUMN E--INCURRED COST-CUMULATIVE - Enter the cumulative cost to date.

COLUMN F--COST AT COMPLETION - Enter data only when the contractor estimates that a particular expenditure category will vary from the amount negotiated. Realistic estimates are essential.

COLUMN G--CONTRACT AMOUNT - Enter the costs agreed to during contract negotiations for all expenditure categories listed in Column A.

COLUMN H--VARIANCE (OVER OR UNDER) - Show the difference between the estimated costs at completion (Column F) and negotiated costs (Column G) when entries have been made in Column F. This column need not be filled in when Column F is blank. When a line item varies by plus or minus 10 percent, i.e., the percentage arrived at by dividing Column F by Column G, an explanation of the variance should be submitted. In the case of an overrun (net negative variance), this submission shall not be deemed as notice under the Limitation of Cost (Funds) Clause of the contract.

MODIFICATIONS: Any modification in the amount negotiated for an item since the preceding report should be listed in the appropriate cost category.

EXPENDITURES NOT NEGOTIATED: An expenditure for an item for which no amount was negotiated (e.g., at the discretion of the contractor in performance of its contract) should be listed in the appropriate cost category and all columns filled in, except for G. Column H will of course show a 100 percent variance and will be explained along with those identified under H above.

SAMPLE INVOICE/FINANCING REQUEST

(a)  Billing Office Name and Address   (b)  Invoice/Financing Request No.     -----------

       Ms. Leasa Mercer                (c)  Date Invoice Prepared             -----------
       Accounts Payable Department
       Building 244                    (d)  Contract No. and Effective Date   -----------
       NCI at Frederick
       SAIC Frederick                  (f)  Total Estimated Cost of Contract  -----------
       P. O. Box B - West 7th Street
       Frederick, Maryland 21702-1201  (g)  Total Fixed Fee                   -----------

(e)   Payee's Name and Address

      ABC CORPORATION
      100 Main Street
      Anywhere, U.S.A.  Zip Code

      Attention:  NAME, TITLE, AND PHONE NUMBER
                  OF OFFICIAL TO WHOM PAYMENT IS SENT

(h) This invoice/financing request represents reimbursable costs from AUG. 1, 1982 through AUG. 31, 1982

                                                            (i) Amount Billed for    (j)  Cumulative
                                                                Current Period            Amount From
                                                                                          Inception
                                                                --------------            -----------
(k)   Direct Costs
      (l)   Direct Labor                                           $ 3,400                 $ 6,800
      (2)   Fringe Benefits                                            600                   1,200
      (3)   Accountable Personal Property
                  (Attach Form HHS-565)
            Permanent Research                                       3,000                   6,000
            General Purpose                                          2,000
                                                                                             2,000
      (4)   Materials and Supplies                                   2,000                   4,000
      (5)   Premium Pay                                                100
                                                                                               150
      (6)   Consultant Fee-Dr. Jones 1 day @ 100 (COA #3)              100
                                                                                               100
      (7)   Travel(Domestic)                                           200
                                                                                               200
                        (Foreign)                                      200
                                                                                               200
      (8)   Subcontract Costs                                          -0-                     -0-
      (9)   Other                                                      -0-                     -0-
                                                                  --------                 -------
      Total Direct Costs                                           $11,600                 $20,650

(l)   Cost of Money (FACTOR) of (APPROPRIATE BASE)                   2,400                   3,600

(m)   Indirect Costs -- Overhead
      ______% of Direct Labor or Other Base (Formula)                4,000                   6,000

(n)   Fixed-Fee Earned (Formula)                                       700                   1,400
                                                                   -------                 -------

(o)   Total Amount Claimed                                         $18,700                 $31,650
(p)   Adjustments
            Outstanding Suspensions

                                                                                            (1,700)
                                                                                           -------
(q)   Grand Totals                                                 $18,700                 $29,950

"I certify that all payments requested are for appropriate purposes and in accordance with the contract."

-----------------------                        ---------------------------------
(Name of Official)                             (Title)

*Attach details as specified in the contract

    AMENDMENT OF SOLICITATION/MODIFICATION OF SUBCONTRACT

AMENDMENT/MODIFICATION NO.: 01  EFFECTIVE DATE:   January 25, 2002

SUBCONTRACTOR NAME AND ADDRESS: ISSUED BY: Dennis J. Dougherty
GenVec, Inc.                    SAIC-Frederick Inc.
65 West Watkins Mill Road       NCI-Frederick Cancer Research & Development Ctr.
Gaithersburg, MD                P.O. Box B, Building 244
                                Frederick, MD 21702-1201

AMENDMENT OF SOLICITATION       MODIFICATION OF SUBCONTRACT NO.:
                                21XS073A
NO:         DATED:              NO.: 01 DATED: January 25, 2002

THIS BLOCK APPLIES ONLY TO AMENDMENTS OF SOLICITATIONS

/ / The above numbered solicitation is amended as set forth below. The hour and date specified for receipt of offers / / is extended, / / is not extended. Offerors must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation, or as amended, by signing and returning ____copies of this amendment; by acknowledging receipt of this amendment on each copy of the offer submitted; or by separate letter referencing the solicitation and amendment numbers.

FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE ISSUING OFFICE PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.

THIS BLOCK APPLIES ONLY TO MODIFICATION OF SUBCONTRACTS

/ /This Change Order is issued pursuant to the General Provisions entitled "CHANGES"
/X/ Supplemental Agreement
/X/ Subcontractor / / is not required /X/ is required to sign this document and return 2 copies to issuing office.
             RETURN TWO (2) COPIES TO THE ATTENTION OF Jean LaPadula

DESCRIPTION OF AMENDMENT/MODIFICATION                       BUILDING NO.    n/a

THE ABOVE REFERENCED SUBCONTRACT IS HEREBY MODIFIED AS FOLLOWS:

Section B.3. - See page 2
Section B.4. - See page 2
Section B.5. - See page 3
Section F.1. - See pages 3 and 4
Section F.2. - See pages 5 and 6
Section H.18 - See pages 7 and 8

ALL OTHER TERMS AND CONDITIONS OF THIS CONTRACT REMAIN UNCHANGED.

OFFEROR/SUBCONTRACTOR                  SAIC Frederick

BY                                     BY

NAME AND TITLE OF SIGNER   DATE SIGNED CONTRACTING OFFICER    DATE SIGNED

Thomas E. Smart                        Dennis J. Dougherty

Senior VP, Corporate Development       Manager, Research Contracts

Contract No. 21XS073a
Modification 01

ARTICLE B.3. CONTRACT PRICE/COST

   A. The total estimated cost of this contract for the base year, exclusive of any fee, is $*.

   B. In accordance with ARTICLE F.1. PERIOD OF PERFORMANCE, the contract includes two priced option years as follows:

         PERIOD           PERIOD COVERED                TOTAL ESTIMATED COST
         --------------  --------------------------    -------------------------
         Option Year 1    12/31/2002 - 12/30/2003       $*
         Option Year 2    12/31/2003 - 12/30/2004       $*

ARTICLE B.4.  FEE

A.       FIXED FEE.

         (1) For work pertaining to the milestones listed below, the Government shall pay the Contractor a fixed fee as follows:

                  PERIOD OF PERFORMANCE     FIXED FEE
                  ---------------------     ---------
                    Base Period             $*
                    Option Year 1           $*
                    Option Year 2           $*

         (2) The Contractor earns and may invoice for, and the Government shall pay, the fixed fee for each period on a pro rata basis throughout that period.

B.       Incentive Fee.

         (1) In addition to the fixed fee, the Government shall pay the Contractor an incentive fee for early completion of critical Milestone I, defined as the successful completion of the six
                  (6) adenovectors and the delivery of the six (6) adenovectors to the appropriate organization as specified by the VRC. The amount of incentive fee shall be determined based upon the actual date of successful completion as follows:

                  COMPLETION DATE                    INCENTIVE FEE
                  ---------------                    -------------
                  Contract Award + *                 $*
                  Contract Award + *                 $*
                  Contract Award + *                 $*
                  Contract Award + *                 $*

         (2) The Contractor may invoice for, and the Government shall pay, the appropriate specified incentive fee consistent with Paragraph B.1. at any time following successful completion of the critical Milestone I activities within one of the designated time periods.

         (3) The Government is not obligated to pay incentive fees for early completion of Milestones II or III.

ARTICLE B.5. PROVISIONS APPLICABLE TO DIRECT COSTS

A.       Items Unallowable Unless Otherwise Provided

         Notwithstanding the clause(s), ALLOWABLE COST AND PAYMENT, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

         (1) Acquisition, by purchase or lease, of any interest in real property;
         (2)      Special rearrangement or alteration of facilities;
         (3) Purchase or lease of any item of general purpose, office furniture, or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);
         (4) Travel to attend general scientific meetings whether at domestic or foreign locations;
         (5)      Consultant expenses;
         (6)      Subcontracts.

B.       Travel Costs

         (1)      Domestic Travel

                  (a)      Total expenditures for domestic travel
                           (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this Contract shall not exceed $ * without prior written approval of the Contracting Officer.

                  (b) The Contractor shall invoice and be reimbursed for all travel costs in accordance with FAR Subpart 31.205-46

ARTICLE F.1.  PERIOD OF PERFORMANCE

A. The initial period of performance of this CPFF, LOE contract shall be from December 31, 2001 - December 30, 2002. The Contracting Officer may extend the period of performance by exercising one or both of the two priced twelve (12) months option years in accordance with paragraph B below.

B. Execution of option years will be based upon actual Contractor performance.

         FAR 52.217-9 Option to Extend the Term of the Contract (Mar 1989)

         The Government may extend the term of this contract by written notice to the Contractor within thirty (30) days provided, that the Government shall give the Contractor a preliminary written notice of its intent to extend at least sixty (60) days before the contract expires. The preliminary notice does not commit the Government to an extension.

         If the Government exercises this option, the extended contract shall be considered to include this option provision.

         The total duration of this contract, including the exercise of any options under this clause, shall not exceed 36 months.

C. If SAIC Frederick exercises its option(s) pursuant to Article F.1, paragraph B, the period of performance will be increased as listed below:

         OPTION YEAR NUMBER              PERIOD OF PERFORMANCE
         Option 1:                       December 31, 2002 - December 30, 2003

         Option 2:                       December 31, 2003 - December 30, 2004

ARTICLE F.2.  LEVEL OF EFFORT

A. In accomplishing the work set forth herein, the Contractor shall provide * hours direct labor effort during the periods set forth below. These labor HOURS EXCLUDE subcontractor labor HOURS. It is estimated that the labor hours will be expended approximately as follows:

           PERIOD OF PERFORMANCE      LABOR CATEGORY      DIRECT LABOR HOURS
     Base Period
                                              *                 *
     TOTAL HOURS - BASE PERIOD                                  *

     Option Year 1
                                              *                 *
     TOTAL HOURS - OPTION YEAR 1                                *

     Option Year 2
                                              *                 *
     TOTAL HOURS - OPTION YEAR 2                                *

      B. The Contractor shall have satisfied the requirement herein if it furnishes not less than 90% or more than 110% of the total direct labor hours specified herein.

Delete:
ARTICLE H.18.  INTELLECTUAL PROPERTY AND DATA RIGHTS.

Replace with:

ARTICLE H.18. SUBMISSION OF REQUEST FOR CONTRACT MODIFICATION RELATING TO GOVERNMENT REPORTING OF INVENTIONS

A. SUBMISSION OF REQUEST. In consideration of GenVec's election to continue the subcontract notwithstanding NIH's actual or deemed disapproval of the deviation request previously submitted by SAIC pursuant to Article H.17 of this subcontract, SAIC shall promptly request, and use its best efforts to obtain, NIH approval to insert in this subcontract a clause relating to government disclosure and reporting of inventions, with such clause to be substantially in the form set forth in paragraph B below. SAIC shall keep GenVec reasonably informed of the status of this request and shall notify GenVec within two (2) business days of receipt of notice of NIH approval or disapproval. In the event of approval, SAIC shall, without further consideration, issue a bilateral modification to the subcontract to include the clause relating to government disclosure and reporting of inventions, as described above.

B. FORM OF REQUESTED MODIFICATION. The form of the modification request referred to in paragraph A above is as follows:

               "ARTICLE H.18. REPORTING OF GOVERNMENT INVENTIONS"

A.    DEFINITIONS.

         As used in this article, the following terms shall have the indicated meanings:

         (1) "Government" means the Government of the United States, as represented through the Public Health Service ("PHS") and its subdivision, the National Institutes of Health ("NIH").

         (2)      "IP" means intellectual property.

         (3)      "Inventing Parties" means the Government and GenVec.

         (4) "Invention" means any invention or discovery which is or may be patentable or otherwise protected under Title 35, United States Code, Sections 101 or 161, or any novel variety or plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. Section 2321 ET SEQ.).

         (5) "Made," when used in relation to any invention, means the conception or first actual reduction to practice of such invention.

         (6) "PHS" means the Public Health Service, of which NIH is a subdivision.

         (7) "Government Subject Invention" means any Invention of the Government made in connection with this contract or using any biological materials supplied by GenVec under this contract.

B.       IMPLEMENTATION

         (1) As prime contractor, SAIC represents and warrants that the Government has authorized SAIC in writing to include this clause in this subcontract for the purposes of providing for Government disclosure and reporting of inventions to GenVec, as specified below.

         (2) The Government, SAIC and GenVec agree that the mutual obligations of the Inventing Parties created by this clause constitute a contract between the Government and GenVec with respect to the matters covered by the clause; PROVIDED, HOWEVER, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings relating to third-party licenses. (CF. FAR 52.227-11(g)(3).)

C.       GOVERNMENT DISCLOSURE AND REPORTING OF INVENTIONS

         (1) DISCLOSURE. The Government shall disclose each Government Subject Invention to GenVec within two (2) months after the inventor discloses it in writing to NIH personnel responsible for patent matters. NIH agrees to inform its affected employees, other than clerical and nontechnical employees, of their obligation to promptly disclose each Government Subject Invention in writing to NIH personnel identified as responsible for patent matters under the SAIC prime contract.

         (2) REPORTING ON PATENT APPLICATIONS. Within one month of filing a patent application on a Government Subject Invention, the Government shall provide GenVec with copies of the application and all documents filed with the relevant patent or other IP office in connection with the prosecution of such applications. The Government shall also provide GenVec with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. Where licensing is contemplated by GenVec, the Inventing Parties agree to consult with each other with respect to the prosecution of applications for Government Subject Inventions and joint Subject Inventions. If the Inventing Parties agree that GenVec shall file and prosecute IP applications on joint Subject Inventions, then GenVec agrees to grant PHS an associate power of attorney (or its equivalent) on such IP applications.

         (3) LICENSING. The Government shall give due consideration to any applications by GenVec for licenses to any Government Subject Inventions. In negotiating the terms and conditions of any such licenses, the Government assgrees to take into account the nature of the invention, the relative contributions of the Inventing Parties to the invention, the risks incurred by GenVec and the costs of subsequent research and development needed to bring the invention to the marketplace.

D.       SURVIVAL

         The provisions of this Article survive the termination of this contract."